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Exhibit 99(a)(1)(xii)

SPIRENT PLC

OPTION EXCHANGE OFFER

OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF RELACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN

We have designed this page on InsideSpirent to allow you to access, print and review the Option Exchange Offer Documentation.

        Spirent plc, which we refer to as "we", the "Company" or "Spirent", is offering Eligible Employees (as defined below) the opportunity to exchange (the "Option Exchange Program" or "OEP") all of their outstanding stock options to purchase shares of the Company's common stock ("Ordinary shares") (or, if relevant, American Depository Receipts ("ADRs")) that have been granted under the Spirent Stock Option Plan, as amended, (the "SSOP") for new stock options ("Replacement Options") which will be granted under the SSOP.

        If you are an employee (excluding executive directors of the Company) within our Communications group who resides in the United States of America, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom and who, as of the date of this Option Exchange Offer, holds outstanding options under the SSOP with an exercise price of £1.40 per share or greater ("Underwater Options"), you may be eligible to participate in the Option Exchange Program. To be eligible to participate in the Option Exchange Offer (i.e. to be an "Eligible Employee") you must be employed by Spirent's Communications group on the date of this Option Exchange Offer and remain continuously employed and reside in the United States of America, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom through to the grant date of the Replacement Options (which is expected to be on or about September 18, 2003). Eligible Employees that are part-time employees or who are on temporary leave are eligible to participate in the Option Exchange Offer.

        Under the OEP, you may tender your Underwater Options to be cancelled in exchange for the grant of a reduced number of Replacement Options to acquire Ordinary shares of the Company's common stock (or, if relevant, ADRs). The Replacement Options will be granted under the amended rules of the SSOP.

        This web page does not constitute an offer to holders of options under the Spirent Stock Option Plan to Exchange Options under the Option Exchange Program.

        You should read in their entirety the Option Exchange Offer and the Option Election Agreement.

        The decision to accept the Option Exchange Offer is an individual one that should be based on a variety of factors, and you should consult your own personal advisors if you have any questions about your financial or tax situation.

Click here to view:

[Link to Option Exchange Offer document]

[Link to Schedule A Information Concerning Our Directors and Senior Management]

[Link to Schedule B Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in the Canada]

[Link to Schedule C Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in France]

[Link to Schedule D Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in Germany]

[Link to Schedule E Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in Hong Kong]

[Link to Schedule F Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in the Netherlands]

[Link to Schedule G Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in Sweden]

[Link to Schedule H Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in the United Kingdom]

[Link to Schedule I Option Exchange Program: A Summary Guide of Issues for Eligible Employees participating in the United States of America]

[Link to Schedule J Note Regarding Option Exchange Offer Provided On Paper]

[Link to Schedule L Form of covering Email with instructions for Email election packages]

[Link to Schedule M Form of covering letter with instructions for paper election packages]

[Link to Schedule N Amended Rules of the SSOP]

[Link to Option Election Agreement]

[Link to Withdrawal Form]

[Link to List of SSOP Local Representatives]

[Link to Employee Presentation]

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  Exhibit 99(a)(1)(xii)
SPIRENT PLC OPTION EXCHANGE OFFER OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF RELACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN